EXHIBIT 10.1

BRADY CORPORATION
2023 OMNIBUS INCENTIVE
PLAN

I.INTRODUCTION
1.01.Purpose. This Plan shall be known as the Brady Corporation 2023 Omnibus Incentive Plan. The purpose of the Plan is to provide an incentive for Directors and employees of Brady Corporation and its Affiliates to improve corporate performance on a long term basis, and to attract and retain Directors and employees by enabling them to participate in the future successes of the Corporation, and by associating the long term interests of Directors and employees with those of the Corporation and its shareholders. It is intended that the Plan and its operation comply with the provisions of Rule 16b3 under the Exchange Act. The Plan is intended to permit the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Shares of Restricted Stock, Restricted Stock Units, Shares of Unrestricted Stock and Cash Incentive Awards. The proceeds received by the Corporation from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.
1.02.Effective Date. The effective date of the Plan shall be September 5, 2023, subject to approval of the Plan by holders of a majority of the outstanding voting common stock of the Corporation. Any Award granted prior to such shareholder approval shall be expressly conditioned upon shareholder approval of the Plan.
1.03.Effect on Prior Plans. After September 5, 2023, no further awards or grants will be made under the Brady Corporation 2017 Omnibus Incentive Stock Plan.
II.PLAN DEFINITIONS
For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:
2.01.“Administrator” means the administrator as described in Section 4.01.
2.02.“Affiliate” means any “subsidiary corporation” or “parent corporation” as such terms are defined in Section 424 of the Code.
2.03.“Agreement” means a written or electronic agreement (including any amendment or supplement thereto) between the Corporation and a Participant or a written or electronic statement issued by the Corporation to a Participant, which in either case specifies the terms and conditions of an Award.
2.04.“Applicable Exchange” means the national securities exchange or automated trading system on which the Shares is principally traded at the applicable time.
2.05.“Award” means the grant of any form of Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock or Cash Incentive Award.
2.06.“Board” means the Board of Directors of the Corporation.
2.07.“Cash Incentive Award” means a cash incentive award under Article X of the Plan.
2.08.“Cause” means what the term is expressly defined to mean in an Award Agreement, or if none, then in any other then-effective written agreement between a Participant and the Corporation or any Affiliate or, in the absence of any such then-effective agreement or definition, means (a) a Participant’s material breach of any employment, confidentiality, nonsolicitation, noncompetition, unfair competition, restrictive covenant, invention assignment or other agreement with the Corporation or any Affiliate, (b) an act or acts of dishonesty undertaken by a Participant attempting to gain monetary or personal enrichment of the Participant at the expense of the Corporation or any Affiliate, whether the monetary gain or personal enrichment is realized or not, (c) persistent failure by a Participant to perform the duties associated with Participant’s employment or status as a Director (other than by reason of Disability), (d) any failure by the Participant to materially conform to the Corporation’s business conduct or ethics code, or (e) the indictment or conviction of the Participant for a felony or entering the plea of nolo contendere to a felony.
2.09.“Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:
(a)A direct or indirect acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of voting securities of the Company where such acquisition causes any such Person to own more than 50% of the combined voting power of the Company’s voting securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following shall not be deemed to result in a Change in Control, (i) any acquisition or holding by the members of the family of William H. Brady Jr. and their descendants or trusts for their benefit, and the William H. Brady III Living Trust, (ii) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (iii) any acquisition by the Company or a wholly owned Subsidiary, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (v) any underwriter temporarily holding securities pursuant to an offering of such securities, or (vi) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or
(b)A change in the composition of the Board such that the individuals who, as of the effective date of the Plan constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the effective date of the Plan, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; provided, further, however, that a director who has been approved by members of the family of William H. Brady Jr. and their descendants or trusts for their benefit, and the William H. Brady III Living Trust while they beneficially own collectively more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors shall be deemed to be an Incumbent Director; or
(c)Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of outstanding shares of both Class A Common Stock and Class B Common Stock (the “Outstanding Company Common Stock”) and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(d)Approval by the shareholders of the Company and the subsequent consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, unless the sale or other disposition is to a corporation, with respect to which following such sale or other disposition, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of outstanding shares of both Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such other corporation, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the sale or other disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.
Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, no Change in Control shall deemed to have occurred upon an event described in this definition unless the event constitutes a change in ownership of the Company, a change in effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a change on control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.
2.10.“Code” means the Internal Revenue Code of 1986, as amended, or any successor act thereto. All references to a specific provision of the Code shall include any successor provision thereto and any regulations promulgated thereunder.
2.11.“Committee” means the committee described in Section 4.01.
2.12.“Corporation” means Brady Corporation, a Wisconsin corporation, and any successor thereto.
2.13.“Director” means any individual who is a member of the Board.
2.14.“Disability” means a mental or physical condition which, in the opinion of the Administrator, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under

Code Section 409A and is subject to Code Section 409A, the Administrator may not find that a Disability exists with respect to the applicable Participant unless, in the Administrator’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.
2.15.“Eligible Individual” means any Director or regular employee of the Corporation or an Affiliate, who satisfies the requirements of Section 5.01.
2.16.“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act thereto. All references to a specific provision of the Exchange Act shall include any successor provision thereto and any regulations promulgated thereunder.
2.17.“Exercise Period” means the period of time provided pursuant to Section 6.05 or Section 7.06 within which a Stock Option or SAR may be exercised.
2.18.“Fair Market Value” per Share on any date means the average of the high and low sale prices of such Share recorded in composite transactions for such date (rounding up to the nearest cent) on the Applicable Exchange or, if such date is not a business day or if no sales of Shares shall have been reported with respect to such date, the next preceding business day with respect to which sales were reported. In the absence of reported sales or if the stock is not so listed or quoted, but is traded in the over-the-counter market, Fair Market Value shall be the average of the closing bid and asked prices for a Share on the relevant date. Notwithstanding the foregoing, the Administrator may determine that Fair Market Value shall instead mean the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on the Applicable Exchange on the applicable date, the next succeeding trading day, or an average of trading days, as determined by the Administrator its discretion. The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payment of an Award. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria; provided that, to the extent required to secure an exemption from Code Section 409A, Fair Market Value shall be determined using a reasonable application of a reasonable valuation method. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.
2.19.“Grant Date” means the date on which the Administrator approves the grant of an Award, or such later date as may be specified by the Administrator on the date the Administrator approves the Award.
2.20.“Grant Price” means the per Share price established at the time of grant of a Stock Option or SAR that is used to determine the price at which a Share covered by a Stock Option may be purchased or the amount of any payment due upon exercise of an SAR.
2.21.“Incentive Stock Option” or “ISO” means a Stock Option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.
2.22.“Insider” means an individual who is, on the relevant date, an officer (as defined in Exchange Act Rule 16a1(f)) or Director of the Corporation, or a more than ten percent (10%) beneficial owner (within the meaning of Exchange Act Rule 13d3) of any class of the Corporation’s equity securities that is registered pursuant to Section 12 of the Exchange Act.
2.23.“Non-Qualified Stock Option” or “NSO” means a Stock Option other than an Incentive Stock Option.
2.24.“Participant” means an Eligible Individual who has been granted an Award under this Plan.
2.25.“Performance Goal” means a performance goal established by the Committee that is based on the attainment of goals relating to one or more Performance Measures.
2.26.“Performance Measures” means the following measures on which Performance Goals are based: (a) net earnings or net income (before or after taxes); (b) earnings per Share; (c) sales, net sales, or revenue; (d) net operating income or profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, cash flow return on investment and cash flow per Share); (g) earnings before or after any one or more of taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) Share price or relative Share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share or change in market share; (o) customer retention or satisfaction; (p) working capital targets; and (q) economic value added (or an equivalent metric); (r) improvement in or attainment of expense levels; (s) improvement in or attainment of working capital levels; (t) debt reduction; (u) acquisitions and divestitures; (v) strategic and leadership goals; or (w) any other goals determined by the Administrator in its sole discretion.
Any Performance Measure(s) may, as the Administrator, in its sole discretion deems appropriate, (i) relate to the performance of the Corporation, any Affiliate, or any business unit or division of the Corporation, or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing.
The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or valuing a Performance Goal (including changing the Performance Period) for any reason the Administrator determines is appropriate, including but not limited to by including or excluding the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) changes in tax laws, accounting principles or other laws or provisions, (iii) reorganization or restructuring programs, (iv) acquisitions or divestitures, (v) foreign exchange gains and losses or (vi) gains and losses that are treated as unusual or infrequently recurring items under Accounting Standards Codification Topic 225. The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.
2.27.“Performance Period” means the period of time during which the Performance Goals must be achieved in order to determine the amount payable to, and/or the vested interest of, a Participant with respect to an Award.
2.28.“Person” means any individual or entity, and the heirs, personal representatives, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.
2.29.“Plan” means the Brady Corporation 2023 Omnibus Incentive Plan, as set forth herein, as it may be amended from time to time.
2.30.“Restricted Stock” means Shares granted to a Participant under Article VIII.
2.31.“Restricted Stock Unit” means an Award granted to a Participant under Article VIII.
2.32.“Retirement” means, unless otherwise provided in an Award Agreement:
(a)for an employee means a termination of employment from the Corporation and its Affiliates, other than for Cause, at or after age 60, after a minimum of five (5) years of uninterrupted employment with the Corporation and its Affiliates; and
(b)for a non-employee Director means a termination of Board service, other than for Cause, after a minimum of three (3) years of uninterrupted Board service with the Corporation.
For purposes of determining whether an employee has satisfied the service requirement for Retirement, employment with an entity or business acquired by the Corporation or an Affiliate does not constitute employment with the Corporation or an Affiliate unless otherwise determined by the Administrator.

2.33.“Share” means a share of the Corporation’s Class A Non-Voting Common Stock, $.01 par value, or such other stock and securities as may be substituted therefore pursuant to Section 3.02.
2.34.“Stock Appreciation Right” or “SAR” means an Award granted to a Participant under Article VII.
2.35.“Stock Option” means an Award granted to a Participant under Article VI. A Stock Option may be either a Nonqualified Stock Option or an Incentive Stock Option.
2.36.“Unrestricted Stock” means Shares granted to a Participant under Article IX.
III.SHARES SUBJECT TO AWARD AND AWARD LIMITS
3.01.Available Shares.
(a)Subject to adjustments under Section 3.02, the total number of Shares authorized for issuance under the Plan shall not exceed five million (5,000,000) Shares (the “Share Reserve”), all of which may be issued in the form of Incentive Stock Options. The Shares authorized for issuance under the Plan may consist, in whole or in part, of authorized but unissued Shares, or of treasury stock of the Corporation.
(b)At the time an Award is granted, the Share Reserve shall be depleted by the maximum number of Shares, if any, that may be issued under such Award. Thereafter, the Share Reserve shall be re-credited with:
(i)Any Shares subject to an Award that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Administrator’s permission, prior to the issuance of Shares, for an Award not involving Shares.
(ii)Any Shares withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) to satisfy tax withholding obligations associated with an Award.
(iii)Any Shares that are withheld by the Corporation or tendered by a Participant (by either actual delivery or attestation) to pay the Grant Price of a Stock Option.
(iv)Any Shares issued under an Award that the Corporation reacquires pursuant to rights reserved upon the issuance of Shares, such as pursuant to a recoupment policy or repurchase rights for Restricted Stock; provided that the Shares re-credited pursuant to this clause (iv) shall not be available for the grant of Incentive Stock Options.
3.02.Changes in Shares.
(a)In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spinoff, rights offering or recapitalization through an extraordinary dividend, or if the Corporation shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged, the Administrator, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Grant Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Corporation to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Administrator to prevent dilution or enlargement of rights. Unless otherwise determined by the Administrator, the number of Shares subject to an Award shall always be a whole number.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
(b)In addition to the adjustments permitted under paragraph (a) above, the Administrator, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in paragraph (a) above, including, but not limited to, (i) modifications of Performance Goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Corporation that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of an Affiliate or business unit, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Affiliate or business unit by the Affiliate or an entity that controls the Affiliate or business unit following the sale thereof.
(c)The determination of the Administrator as to the foregoing adjustments set forth in this Section 3.02, if any, shall be conclusive and binding on Participants under the Plan.
3.03.Effect of Plans Operated by Acquired Companies. If a company acquired by the Corporation or any Affiliate or with which the Corporation or any Affiliate combines has shares available under a preexisting plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) shall be added to the Share Reserve and may thereafter be used for Awards ; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
IV.ADMINISTRATION
4.01.Administration. For purposes of the power to grant Awards to Directors, the Administrator shall consist of the entire Board, which may delegate any or all of its authority to a committee of the Board. For purposes of the power to grant Awards to employees, the Administrator shall be a committee designated by the Board to administer the Plan and shall initially be the Management Development and Compensation Committee of the Board. The Committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b3 under the Exchange Act. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by a majority vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

4.02.Delegation. To the extent not inconsistent with applicable law or Applicable Exchange rules, the Committee may delegate all or any portion of its authority under the Plan to one or more of its members or, with respect to Awards to employees who are not Insiders, to the Corporation's Chief Executive Officer (who will be deemed the Administrator with respect to such Awards). The Committee may also delegate to one or more employees, agents or advisors such nondiscretionary administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.
4.03.Administrator Powers. Subject to Section 12.07 and Section 12.08, the Administrator is empowered to adopt, amend and rescind such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any Award theretofore granted; provided, however, that the term of a Stock Option or SAR may not be extended beyond the date that is ten (10) years from the Grant Date of the Award. The Administrator shall also have authority to interpret the Plan and any Agreement, and the decision of the Administrator on any questions concerning the interpretation of the Plan or any Agreement shall be final and conclusive. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. The Administrator shall not incur any liability for any action taken in good faith with respect to the Plan or any Award.
Subject to the provisions of the Plan, in addition to the authority specifically granted to the Administrator in other sections of the Plan, the Administrator shall have full and final authority to:
(a)designate the Eligible Individuals to whom Awards shall be granted;
(b)grant Awards in such form and amount as the Administrator shall determine;
(c)impose such limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including conditions (in addition to those contained in this Plan) (i) on the exercisability of all or any portion of a Stock Option or SAR, (ii) on the transferability or forfeitability of Restricted Stock or (iii) requiring an Eligible Individual to retain all or a portion of the Shares for a period of time following the exercise of a Stock Option or SAR, the vesting of Restricted Stock or the payment of Restricted Stock Units;
(d)prescribe the form of Agreement with respect to each Award;
(e)waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Administrator shall deem appropriate (including accelerating the time at which any Stock Option or SAR may be exercised, the time at which Restricted Stock may become transferable or nonforfeitable or accelerating the vesting of any Restricted Stock Units); and
(f)determine the extent to which leaves of absence for governmental or military service, illness, temporary disability and the like shall not be deemed interruptions of continuous service.
V.PARTICIPATION
5.01.Eligibility. An Eligible Individual who, in the sole opinion of the Administrator, has contributed or can be expected to contribute to the profits, growth and success of the Corporation shall be eligible for Awards under the Plan. From among all such Eligible Individuals, the Administrator shall determine from time to time those Eligible Individuals to whom Awards shall be granted. No Eligible Individual shall have any right whatsoever to receive an Award unless so determined by the Administrator.
5.02.No Employment or Service Rights. The Plan shall not be construed as conferring any rights upon any Eligible Individual for a continuation of employment or service, nor shall it interfere with the rights of the

Corporation or any Affiliates to terminate the employment or service of any Eligible Individual or to take any other action affecting such Eligible Individual.
VI.STOCK OPTIONS
6.01.Stock Options; General. Subject to the terms and conditions of this Plan, Stock Options may be granted to an Eligible Individual at any time and from time to time in such number, and upon such terms, as shall be determined by the Administrator, in its sole discretion. Stock Options granted under the Plan shall be in the form of Nonqualified Stock Options or Incentive Stock Options, or a combination thereof; provided that Incentive Stock Options may only be granted to individuals who are employed by the Corporation or an Affiliate. A Stock Option grants the holder the right to purchase a stated number of shares at a fixed price over a fixed period of time pursuant to terms and conditions consistent with this Article VI and the provisions of the Plan. A Stock Option shall not be treated as an Incentive Stock Option unless the Stock Option Agreement specifically designates the Stock Option as an Incentive Stock Option.
6.02.Stock Option Holder’s Rights as a Shareholder. The holder of a Stock Option shall not have any rights as a shareholder with respect to the Shares covered by a Stock Option until such Shares have been delivered to the holder.
6.03.Grant Price. The price at which each Share covered by a Stock Option may be purchased shall be not less than 100% of the Fair Market Value of a Share on the Grant Date of such Stock Option. The Grant Price shall be subject to adjustment as provided in Section 3.02 hereof.
6.04.Stock Option Agreement. Each Stock Option shall be evidenced by an Award Agreement which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Administrator may deem appropriate in each case.
6.05.Exercise Period. The Administrator shall have the power to set the time or times within which each Stock Option shall be exercisable, and to accelerate the time or times of exercise; provided, however, that no Stock Option shall be exercisable after the expiration of ten (10) years from the Grant Date. Each Award Agreement with respect to a Stock Option shall state the period or periods of time within which the Stock Option may be exercised by the Participant, in whole or in part. Subject to the foregoing, unless the Award Agreement with respect to a Stock Option expressly provides otherwise, a Stock Option shall be exercisable in accordance with the following schedule, subject to the Participant’s continuous service through the vesting date:

Years After Date of Grant	Cumulative Percentage of Shares
Less than 1	0%
At least 1 but less than 2	33-1/3%
At least 2 but less than 3	66-2/3%
3 or more	100%
6.06.Termination of Service. Unless the Award Agreement with respect to a Stock Option expressly provides otherwise, a Stock Option shall be exercisable following a Participant's termination of service as set forth in Section 12.04.
6.07.Method of Exercise. Subject to Section 6.05, each Stock Option may be exercised in whole or in part from time to time as specified in the Award Agreement provided, however, that each Participant may exercise a Stock Option in whole or in part by giving written notice of the exercise to the Corporation, specifying the number of Shares to be purchased by payment in full of the Grant Price therefore. The Grant Price of any exercised Stock Option shall be payable to the Corporation in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement: (a) in cash, (b) by check, (c) by tendering (either by actual delivery or by attestation) previously acquired Shares (“Delivered Stock”), (d) by surrendering to the Corporation Shares otherwise receivable upon exercise of the Stock Option (a “Net Exercise”), (e) by a cashless (broker-assisted) exercise, (f) by any combination of the foregoing or (g) by any other method approved or accepted by the Administrator. For purposes of the foregoing, Delivered Stock shall be valued at its Fair Market Value determined as of the business day immediately preceding the date of exercise of the Stock Option and Shares used in a Net Exercise shall be valued at their Fair Market Value determined as of the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.
6.08.Dissolution or Liquidation. Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Corporation, any unexercised Stock Options shall be deemed canceled, and the holder of any such unexercised Stock Options shall be entitled to receive payment as calculated under Section 12.05.
6.09.Special Rules for Incentive Stock Options. Notwithstanding any provision of the Plan to the contrary and for so long as Section 422 of the Code so provides:
(a)The aggregate Fair Market Value of Shares (determined as of the date the Stock Option is granted) with respect to which ISOs are exercisable for the first time during a calendar year may not exceed $100,000. To the extent that the value of the Shares subject to options exceeds that amount, the excess shall be considered to be NSOs, with the determination to be made in the order the options are granted.
(b)Employees who own, directly or indirectly, within the meaning of Section 425(d) of the Code, more than 10% of the voting power of all classes of stock of the Corporation or any parent or subsidiary corporation shall not be eligible to receive an ISO hereunder unless the Grant Price per Share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the Grant Date.
(c)To obtain favorable ISO tax treatment, the option must be exercised while the Participant is an employee, or within three months after the Participant’s termination as an employee; provided that, in the case of termination on account of disability (as defined in Section 22(e)(3) of the Code), the Exercise Period may be extended to one year; and further provided that the employment requirement is waived in the case of the Participant’s death.
VII.STOCK APPRECIATION RIGHTS
7.01.SARs; Generally. Subject to the terms and conditions of this Plan, SARs may be granted to an Eligible Individual at any time and from time to time in such number, and upon such terms, as shall be determined by the Administrator, in its sole discretion. An SAR grants the holder the right to receive in cash, Shares or a combination of both, as determined by the Administrator, an amount equal to the appreciation in value, if any of a specified number of Shares between the Grant Date of the SAR and its exercise date on terms and conditions consistent with this Article VII and the provisions of the Plan.
7.02.SAR Holder’s Rights as a Shareholder. The holder of a SAR shall not have any rights as a shareholder with respect to the Shares covered by the SAR until such Shares, if any, have been delivered to the holder.
7.03.Grant Price. The Grant Price for each Share covered by an SAR shall be determined by the Administrator and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The Grant Price shall be subject to adjustment as provided in Section 3.02 hereof.
7.04.SAR Agreement. Each SAR granted under the Plan shall be evidenced by an Award Agreement which shall contain the terms and conditions required by this Article VII, and such other terms and conditions, not inconsistent herewith, as the Administrator may deem appropriate in each case.
7.05.Term of SAR. The term of a SAR granted under this Plan shall be determined by the Administrator, as specified in the Award Agreement; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its Grant Date.

7.06.Exercise Period. SARs granted under this Article VII shall be exercisable at such times and be subject to such restrictions and conditions as the Administrator shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Subject to the foregoing, unless the Award Agreement with respect to a SAR expressly provides otherwise, an SAR shall be exercisable in accordance with the following schedule, subject to the Participant’s continuous service through the vesting date:

Years After Date of Grant	Cumulative Percentage of Shares
Less than 1	0%
At least 1 but less than 2	33-1/3%
At least 2 but less than 3	66-2/3%
3 or more	100%
7.07.Settlement of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying:
(a)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)The number of Shares with respect to which the SAR is exercised.
At the discretion of the Administrator, the payment upon SAR exercise may be made in cash, Shares, or any combination thereof, or in any other manner approved by the Administrator in its sole discretion. The Administrator’s determination regarding the form of a SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR. The Administrator may also determine that any payment in cash to a Participant shall be made by the Affiliate that employs such Participant, in which case payment by such Affiliate shall satisfy the Corporation’s payment obligation hereunder.
7.08.Termination of Service. Unless the Award Agreement with respect to the SAR expressly provides otherwise, the SAR shall be exercisable following a Participant's termination of service as set forth in Section 12.04.
VIII.RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.01.Administration. Subject to the terms of the Plan, the Administrator shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock and Restricted Stock Units will be made, the number of Shares to be granted, the time or times within which such Awards may be subject to forfeiture or otherwise restricted and any other terms and conditions of the Awards. The restrictions may be based upon specified Performance Measures, the Participant’s continued service with the Corporation or its Affiliates or such other factors or criteria as the Administrator shall determine. Subject to Sections 8.02 and 8.03 hereof the provisions of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each recipient. Subject to the foregoing, unless the Agreement expressly provides otherwise, a Restricted Stock or Restricted Stock Unit Award that is based upon the Participant's continued service with the Corporation and its Affiliates shall become vested in accordance with the following schedule:

Years After Date of Grant	Cumulative Percentage of Shares
Less than 1	0%
At least 1 but less than 2	33-1/3%
At least 2 but less than 3	66-2/3%
3 or more	100%

8.02.Terms and Conditions for Restricted Stock Awards. Shares of Restricted Stock shall be subject to the following terms and conditions:
(a)Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Administrator may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.
(b)Until the applicable restrictions lapse, the Participant shall not be permitted to sell, assign, transfer, exchange, pledge, hypothecate or otherwise dispose of or encumber Shares of Restricted Stock.
(c)Unless and until a forfeiture of the Restricted Stock, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the Shares (if applicable). Any cash dividends on Restricted Stock shall be treated as provided in Section 12.01.
(d)Except to the extent otherwise provided in the applicable Restricted Stock Agreement and paragraph (e) below, all Shares still subject to restriction shall be forfeited by the Participant upon termination of a Participant’s service for any reason.
(e)If and when the applicable restrictions lapse, any legend placed on the certificates for such Shares shall be removed.
8.03.Terms and Conditions for Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions:
(a)Until the applicable restrictions lapse or the conditions are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Unit Award.
(b)Except to the extent otherwise provided in the applicable Award Agreement and paragraph (c) below, the portion of the Award still subject to restriction shall be forfeited by the Participant upon termination of a Participant’s service for any reason.
(c)If and when the applicable restrictions lapse, the Corporation shall issue Shares of Common Stock to the Participant or pay to Participant an amount equal to the Fair Market Value of a Share of Common Stock multiplied by the number of Shares covered by the Award for which the restrictions have then lapsed. The Administrator may also determine that any payment in cash to a Participant shall be made by the Affiliate that employs such Participant, in which case payment by such Affiliate shall satisfy the Corporation’s payment obligation hereunder.
8.04.Termination of Service. Unless the Agreement with respect to a Restricted Stock Award or Restricted Stock Unit Award expressly provides otherwise, the right to retain Restricted Stock and/or Restricted Stock Units following a Participant’s termination of service shall be as set forth in Section 12.04.
8.05.Section 83(b) Election. The Administrator may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to promptly provide to the Corporation a copy of such election.
IX.UNRESTRICTED STOCK
9.01.Administration. Shares of Unrestricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Individuals to whom and the time or times at which grants of Unrestricted Stock will be made, the number of Shares to be granted, and any other terms and conditions of the Awards. It is anticipated that Shares of Unrestricted Stock will only be granted to Directors, or to Eligible Individuals who are employees in lieu of cash compensation to which they are otherwise entitled.
X.CASH INCENTIVE AWARDS.
10.01.Administration. The Administrator shall determine the Eligible Individuals to whom and the time or times at which Cash Incentive Awards will be made and the terms and conditions of the Awards. Cash Incentive Awards may be based upon specified Performance Measures or such other factors or criteria as the Administrator shall determine.
10.02.No Limitation on Authority to Award Bonuses or other Compensation. This Plan does not limit the authority of the Corporation, the Board or the Administrator, or any Affiliate, to award bonuses or authorize any other compensation to any employee outside of the Plan.
XI.WITHHOLDING TAXES
11.01.General Rule. If, pursuant to applicable law, the Corporation is obligated to collect withholding taxes in connection with the grant, vesting, exercise, settlement or payment of an Award pursuant to applicable law, then the Corporation may satisfy such obligation by:
(a)If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;
(b)If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules) (i) withholding Shares having a Fair Market Value not less than such obligation; or (ii) allowing the Participant to elect to (A) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (B) tender back Shares received in connection with such Award or (C) deliver other previously owned Shares, in each case having a Fair Market Value not less than the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or
(c)Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.
11.02.Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using Shares) by an individual who is subject to the provisions of Section 16 of the Exchange Act shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
XII.GENERAL
12.01.Dividends and Dividend Equivalents.
(a)A Participant will be entitled to receive cash dividends on Shares issued under a Restricted Stock Award only if and to the same extent that the Shares of Restricted Stock vest, unless otherwise determined by the Administrator and set forth in the Agreement governing such Award.
(b)The Administrator may grant dividend equivalents with respect to a Restricted Stock Unit Award which will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the Restricted Stock Unit Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the Restricted Stock Unit Award to which the relate. The Administrator will determine all other terms and conditions of each award of dividend equivalents.
(c)No cash dividends or dividend equivalents shall be permitted for Stock Option or SAR Awards.
12.02.Nontransferability. No Award granted under the Plan shall be transferable or assignable (or made subject to any pledge, lien, obligation or liability of a Participant) except by last will and testament or the laws of descent and distribution. During the Participant’s lifetime, Stock Options shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, NSOs may be transferred by a Participant to the Participant’s spouse, children or grandchildren or to a trust for the benefit of such spouse, children or grandchildren pursuant to such rules as may be required by the Administrator; provided that the terms of any such transfer prohibit the resale of Shares acquired upon exercise of the option at a time during which the transferor would not be permitted to sell such Shares under the Corporation’s policy on trading by Insiders.
12.03.General Restriction. Each Award shall be subject to the requirement that if at any time the Administrator shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of securities thereunder, no Shares shall be issued under such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator. The Administrator shall have the right to rely on an opinion of its counsel as to whether any such listing, registration, qualification, consent or approval shall have been effected or obtained.
12.04.Effect of Termination of Service, Disability or Death. Except as otherwise provided by the Administrator in the applicable Award Agreement, all rights under any Award granted to a Participant shall be forfeited on the date such Participant’s service with the Corporation or its Affiliates terminates, except that:
(a)With respect to Stock Options or SARs:
(i)if the Participant’s service is terminated by the death of the Participant, any unexercised, unexpired Stock Options or SARs shall be 100% vested upon such termination and fully exercisable, in whole or in part, at any time within one year after the date of death, by the Participant’s personal representative or by the Person to whom the Stock Options or SARs are transferred under the Participant’s last will and testament or the applicable laws of descent and distribution;
(ii)if the Participant’s service is terminated as a result of the Disability of the Participant, any unexercised, unexpired Stock Options or SARs shall become 100% vested upon such termination and fully exercisable, in whole or in part, at any time within one year after the date of termination due to Disability;
(iii)if the Participant’s service is terminated through Retirement, any unexercised, unexpired Stock Options or SARs shall continue to vest and may be exercised in whole or in part prior to the expiration date of such Stock Option or SAR, subject to any conditions imposed by the Administrator on such continued vesting and exercisability in the Award Agreement; and
(iv)if the Participant’s service is terminated by the Corporation or an Affiliate for any reason other than the Participant’s death, Disability or Retirement or for Cause, any unexercised, unexpired Stock Options or SARs exercisable as of the date of such termination of service shall be exercisable in whole or in part at any time within 90 days after such date of termination and all Stock Options or SARs that are not exercisable as of the date of such termination shall be forfeited.
(b)With respect to unvested Shares issued under a Restricted Stock Award and any unvested Restricted Stock Units that are subject only to a service-based vesting condition:
(i)if the Participant’s service is terminated as a result of the death or Disability of the Participant, any such Shares or Restricted Stock Units shall become 100% vested upon such termination;
(ii)if the Participant’s service is terminated as a result of Retirement, any such Shares or Restricted Stock Units shall continue to vest, subject to any conditions imposed by the Administrator on such continued vesting in the Award Agreement; and
(iii)if the Participant’s service is terminated for any reason other than the Participant’s death or Disability, any such Shares or Restricted Stock Units shall be forfeited upon such termination.
(c)With respect to Awards that are subject to a performance-based vesting condition:
(i)if the Participant's service is terminated prior to the end of the applicable Performance Period as a result of the death, Disability or Retirement of the Participant, the Award shall vest, if at all, based on the level of achievement of the performance goal(s) for such Award, but pro-rated based on the number of full months that the Participant was employed during the Performance Period; and divided by the number of months in the Performance Period; and
(ii)if the Participant’s service is terminated after the end of the applicable Performance Period, but prior to the vesting dating, due to death, Disability or Retirement, the Award shall vest, if at all, in full based on the level of achievement of the performance goal(s) for such Award; and
(iii)if the Participant’s service is terminated for any reason other than the Participant’s death, Disability or Retirement, the Award shall be forfeited upon such termination.
Any Award that becomes vested under this subsection (c) shall be settled or paid on the date that such Award would have been settled or paid had no termination of employment occurred.
If a Participant dies after termination of employment while a Stock Option or SAR is outstanding, then any unexercised Stock Options or SARs granted hereunder to the Participant and exercisable as of the date of death shall be exercisable, in whole or in part, at any time within one year after the date of death, by the Participant’s personal representative or by the Person to whom the Stock Options or SARs are transferred under the Participant’s last will and testament or the applicable laws of descent and distribution.
Notwithstanding anything to the contrary herein, if a Participant’s service is terminated for Cause, all of the Participant’s Awards shall expire and be forfeited.
Notwithstanding the foregoing, no Stock Option or SAR shall be exercisable after the date of expiration of its term.
12.05.Change in Control. Except to the extent an Award Agreement provides otherwise, in the event of a Change in Control, all (i) then-unexercised Stock Options and SARs shall become fully exercisable, (ii) restrictions imposed on any then-outstanding Restricted Stock that are subject only to a service-based vesting condition shall terminate such that any Restricted Stock shall become fully vested and transferable immediately prior to such Change in Control, (iii) restrictions imposed on any then-outstanding Restricted Stock Units that are subject only to a service-based vesting condition shall terminate such that any Restricted Stock Unit shall become fully vested immediately upon the Change in Control , and (iv) any Award that is subject to a performance-based vesting condition shall (A) become 100% vested at target upon the Change in Control if such Change in Control occurs prior to the end of the Performance Period, or (B) shall vest based on the level of achievement of the Performance Goals if the Change in Control occurs on or after the last day of the Performance Period. If an Award of Restricted Stock Units or a Cash Incentive Award becomes vested upon a Change in Control then such award shall be settled within thirty (30) days of the Change in Control event, except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A.
The Administrator may elect to cancel any then-unexercised Stock Options and SARs effective on the date of the Change in Control. If any Stock Option or SAR is so canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the Participant an amount of cash or stock, as determined by the Administrator, equal to the Fair Market Value of a Share immediately preceding such cancellation over the Grant Price, multiplied by the number of Shares subject to such canceled Award.
12.06.Expiration and Termination of the Plan. This Plan shall remain in effect until all of the Awards made under the Plan have been exercised, the restrictions thereon have lapsed or the Awards have expired, terminated, or been canceled or forfeited. Notwithstanding the foregoing, no Awards shall be granted under the Plan after that date which is ten (10) years after the Plan is approved by the Board; or such earlier date as the Board determines in its sole discretion.
12.07.Amendments. Subject to Section 12.08, the Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall (a) impair without the Participant’s consent any Award theretofore granted under the Plan or deprive any Participant of any Shares which he may have acquired through or as a result of the Plan without the Participant’s consent, (b) be made without shareholder approval where such approval would be required as a condition of compliance with Rule 16b3, other applicable law, or the Applicable Exchange requirements, or (c) without the prior approval of the Corporation’s shareholders (except as provided for in Section 3.02), (i) reduce the Grant Price of a Stock Option or SAR; (ii) cancel an Stock Option or SAR in exchange for the grant of any new Stock Option or SAR with a lower Grant Price; or (iii) cancel a Stock Option or SAR in exchange for cash, other property or the grant of any new Award at a time when the Grant Price of the Stock Option or SAR is greater than the current Fair Market Value of a Share.
If the Board takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Board, then the Board action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of the Applicable Exchange.
12.08.Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board or the Committee may amend the Plan and the Administrator may amend an Award Agreement, to take effect retroactively or otherwise, without any Participant consent, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (a) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (b) any Applicable Exchange requirements and (c) any compensation recoupment policy adopted by the Corporation. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 12.08 to the Plan and any Award without further consideration or action.
12.09.Governing Law; Venue.
(a)Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without reference to conflict of laws principles thereof.
(b)Any legal action or proceeding with respect to this Plan, any Award or any Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Agreement, may only be brought and determined in (i) a court sitting in the State of Wisconsin, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

12.10.Unfunded Plan. The Plan shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Corporation to any Eligible Individual (or other person who acquires rights under an Award) with respect to any Award shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.
12.11.Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
12.12.Gender and Number. Except when otherwise required by the context, words in the masculine gender shall include the feminine, the singular shall include the plural, and the plural the singular.
12.13.Deferral. The Administrator may, in its discretion and as provided in the applicable Award Agreement or otherwise, permit a Participant to defer the recognition of income with respect to an Award pursuant to the terms of any deferred compensation plan maintained by the Corporation.
12.14.Section 409A Compliance; No Guarantee of Tax Treatment.
(a)To the extent applicable, it is intended that the Plan and all Awards hereunder are either exempt from, or comply with, the requirements of Section 409A of the Code, and the Plan and all Agreements shall be interpreted and applied by the Administrator in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Agreement is determined by the Administrator to not comply with the applicable requirements of Section 409A of the Code, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Agreement as the Administrator deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant.
(b)For purposes of an Award that is subject to Section 409A of the Code, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant shall be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of his or her “separation from service” within the meaning of Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, any payment made to the Participant on account of such separation from service shall not be made before a date that is six (6) months after the date of the separation from service.
12.15.Clawback. The Award is subject to forfeiture, recovery by the Corporation or other action pursuant to the Brady Corporation Incentive Recoupment Policy, or any successor policy thereto, as in effect from time to time.
12.16.Foreign Employees. Without amending this Plan, the Administrator may grant Awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Corporation or its Affiliates operates or has employees.